PRELIMINARY COPY

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☒  Preliminary Proxy Statement

☐  Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to § 240.14a-12.

NICHOLAS-APPLEGATE INTERNATIONAL & PREMIUM STRATEGY FUND
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 12, 2008

NICHOLAS-APPLEGATE INTERNATIONAL & PREMIUM STRATEGY FUND
1345 Avenue of the Americas
New York, New York 10105

To the Shareholders of Nicholas-Applegate International & Premium Strategy Fund (the “Fund”):

Notice is hereby given that a Special Meeting of Shareholders (the “Special Meeting”) of the Fund will be held at the offices of Allianz Global Investors Fund Management LLC, the Fund’s investment adviser and administrator (“AGIFM” or the “Manager”), 1345 Avenue of the Americas (between West 54th and West 55th Streets), 49th Floor, New York, New York 10105, on Wednesday, November 12, 2008 at 9:30 a.m., Eastern Time, for the following purposes, all of which are more fully described in the accompanying Proxy Statement dated October 10, 2008:

1.	To approve an Amended and Restated Portfolio Management Agreement relating to the Fund between AGIFM and Nicholas-Applegate Capital Management LLC (“NACM”); and

2.	To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

The Board of Trustees of the Fund has fixed the close of business on September 15, 2008 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting or any postponement or adjournment thereof. The enclosed proxy is being solicited on behalf of the Board of Trustees of the Fund.

By order of the Board of Trustees,

Thomas J. Fuccillo
Secretary

New York, New York
October 10, 2008

It is important that your shares be represented at the Special Meeting in person or by proxy, no matter how many shares you own. If you do not expect to attend the Special Meeting, please complete, date, sign and return the applicable enclosed proxy or proxies in the accompanying envelope, which requires no postage if mailed in the United States. Please mark and mail your proxy or proxies promptly in order to save the Fund any additional costs of further proxy solicitations and in order for the Special Meeting to be held as scheduled.

NICHOLAS-APPLEGATE INTERNATIONAL & PREMIUM STRATEGY FUND

1345 Avenue of the Americas
New York, New York 10105

PROXY STATEMENT

FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 12, 2008

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees (the “Board” or “Trustees”) of Nicholas-Applegate International & Premium Strategy Fund (the “Fund”) of proxies to be voted at a Special Meeting of Shareholders of the Fund and any adjournment or postponement thereof (the “Special Meeting”). The Special Meeting will be held at the offices of Allianz Global Investors Fund Management LLC (“AGIFM” or the “Manager”), 1345 Avenue of the Americas (between West 54th and West 55th Streets), 49th Floor, New York, New York 10105, on Wednesday, November 12, 2008 at 9:30 a.m., Eastern Time. The Notice of the Special Meeting of Shareholders (the “Notice”), this Proxy Statement and the enclosed proxy cards are first being sent to shareholders on or about October 10, 2008.

The Board has fixed the close of business on September 15, 2008 as the record date (the “Record Date”) for the determination of shareholders of the Fund entitled to notice of, and to vote at, the Special Meeting, and any postponement or adjournment thereof. Shareholders on the Record Date will be entitled to one vote for each full share and an approximate fraction of a vote for each fractional share held, with no cumulative voting rights, on each matter to which they are entitled to vote and that is to be voted on by shareholders of the Fund. As of the close of business on the Record Date, the Fund had 9,775,784 common shares (the “Shares”) issued and outstanding. The Shares are the only class of shares currently authorized by the Fund.

SUMMARY OF THE PROPOSAL

As summarized below, the shareholders of the Fund have the right to vote on:

1. the approval of an Amended and Restated Portfolio Management Agreement relating to the Fund between AGIFM and Nicholas-Applegate Capital Management LLC (“NACM”); and

2. such other business as may properly come before the Special Meeting.

You may vote by mailing the enclosed proxy card. Shares represented by duly executed and timely delivered proxies will be voted as instructed on the proxy. If you mail the enclosed proxy card and no choice is indicated for the Proposal listed in the attached Notice, your proxy will be voted FOR the Proposal. At any time before it has been voted, your proxy may be revoked in one of the following ways: (i) by delivering a signed, written letter of revocation to the Secretary of the Fund at 1345 Avenue of the Americas, New York, New York 10105, (ii) by properly executing and delivering a later-dated proxy, or (iii) by attending the Special Meeting, requesting return of any previously delivered proxy, and voting in person.

The Board of the Fund knows of no business other than the Proposal set forth herein to be considered at the Special Meeting. If any other business is properly presented before the Special Meeting, including any adjournment or postponement thereof, the persons named as proxies will vote in their sole discretion.

The principal executive offices of the Fund are located at 1345 Avenue of the Americas, New York, New York 10105.

The solicitation will be primarily by mail and the cost of soliciting proxies, as well as related out-of-pocket expenses, for the Fund will be borne by AGIFM. Certain officers of the Fund and certain officers and employees of AGIFM or its affiliates (none of whom will receive additional compensation therefor) may solicit proxies by telephone, mail, e-mail and personal interviews. The Board has approved hiring Broadridge Financial Solutions, Inc. to aid in the solicitation of instructions for registered and nominee accounts. The anticipated expenses of Broadridge Financial Solutions, Inc. are expected to be between approximately $23,000 and $27,000.

PROPOSAL 1: APPROVAL OF THE PROPOSED AMENDED AND RESTATED
PORTFOLIO MANAGEMENT AGREEMENT

AGIFM serves as the investment manager of the Fund, pursuant to an Investment Management Agreement between AGIFM and the Fund dated as of April 20, 2005 (the “Investment Management Agreement”). AGIFM currently retains two affiliated sub-advisers to manage different elements of the Fund’s portfolio. Nicholas-Applegate Capital Management LLC (“NACM”) manages the Fund’s investments in a diversified portfolio of equity securities of companies located outside of the United States (the “international equity portfolio”), pursuant to a Portfolio Management Agreement dated as of April 20, 2005 between AGIFM and NACM (the “Current NACM Portfolio Management Agreement”). Oppenheimer Capital LLC (formerly PEA Capital LLC) (“OpCap”) manages the Fund’s strategy of writing (selling) call options on equity indexes and purchasing put options on such indexes in an attempt to generate current gains from option premiums as a means to enhance distributions payable to the Fund’s common shareholders and reduce overall portfolio risk for the Fund (the “Current Index Option Strategy”), pursuant to a Portfolio Management Agreement dated as of April 20, 2005 between AGIFM and PEA Capital LLC and a Novation Agreement dated as of November 1, 2006 replacing PEA Capital LLC with OpCap as the Fund’s sub-adviser (collectively, the “Current OpCap Portfolio Management Agreement” and, together with the Current NACM Portfolio Management Agreement, the “Current Portfolio Management Agreements”).

The Board has approved, and recommends that shareholders of the Fund approve, an Amended and Restated Portfolio Management Agreement between AGIFM and NACM (the “Proposed Portfolio Management Agreement”), a form of which is attached hereto as Exhibit A, in connection with a proposed restructuring of the Fund’s sub-advisory arrangements that would (i) designate NACM as the Fund’s sole sub-adviser responsible for managing the Fund’s entire portfolio, including implementation of the Fund’s option writing strategy currently managed by OpCap, (ii) replace the two Current Portfolio Management Agreements with a single agreement reflecting a single sub-adviser, and (iii) change the Fund’s investment strategy regarding the purchasing and selling of index options from one that focuses on writing (selling) call options on equity indexes to one that will write (sell) call options on the individual securities held in the Fund’s portfolio as well as on equity indexes. The Board believes that the proposed change to the Fund’s sub-advisory arrangements would be in the best interests of the Fund and its shareholders because it would, among other things, eliminate certain inefficiencies and limitations in the management of the Fund’s international equity portfolio and implementation of the Fund’s option writing strategy due to presently existing informational barriers between NACM and OpCap. A general description of the Current Portfolio Management Agreements and the Proposed Portfolio Management Agreement, including a comparison of such agreements, is provided below. The description of the Proposed Portfolio Management Agreement is qualified in its entirety by reference to Exhibit A.

Description of the Current Portfolio Management Agreements

Each of the Current NACM Portfolio Management Agreement and the Current OpCap Portfolio Management Agreement was last approved by the Board at a contract review meeting held on June 10, 2008 and June 11, 2008 and was last approved by the Fund’s then-sole shareholder on April 20, 2005 in connection with the organization of the Fund.

Services.  Under the Current NACM Portfolio Management Agreement, NACM is obligated, subject always to the direction and oversight of the Trustees of the Fund and AGIFM, to furnish continuously an investment program with respect to the Fund’s international equity portfolio, to make all related investment decisions on behalf of the Fund and to place all orders for the purchase and sale of portfolio securities and other investments for the international equity portfolio. Under the Current OpCap Portfolio Management

Agreement, OpCap is obligated, subject always to the direction and oversight of the Trustees of the Fund and AGIFM, to furnish continuously an investment program with respect to the implementation of the Fund’s Current Index Option Strategy, to make all related investment decisions on behalf of the Fund and to place all orders for options and other transactions to implement the Current Index Option Strategy.

Compensation.  As compensation for NACM’s services rendered under the Current NACM Portfolio Management Agreement, and for the expenses borne by NACM, AGIFM (and not the Fund) pays to NACM a portfolio management fee, computed and paid monthly, at the annual rate of 0.33% of the Fund’s average daily total managed assets.1 The aggregate fee paid to NACM under the Current NACM Portfolio Management Agreement for the fiscal year ended February 29, 2008 was $925,064. As compensation for OpCap’s services rendered under the Current OpCap Portfolio Management Agreement, and for the expenses borne by OpCap, AGIFM (and not the Fund) pays to OpCap a portfolio management fee, computed and paid monthly, at the annual rate of 0.23% of the Fund’s average daily total managed assets. The aggregate fee paid to OpCap under the Current OpCap Portfolio Management Agreement for the fiscal year ended February 29, 2008 was $644,706.

Termination.  Each Current Portfolio Management Agreement provides that it shall remain in full force and effect as to the Fund, unless terminated, for an initial two-year period and subject thereafter to annual approval in accordance with the Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder (“1940 Act”) (i.e., approval by the Board of Trustees, or a majority of the Fund’s outstanding shares of the Fund and, in either event, by vote cast in person by a majority of the Trustees of the Fund who are not interested persons of the Fund or of AGIFM or of the applicable sub-adviser). Each Current Portfolio Management Agreement can also be terminated without penalty at any time: (i) by the Fund (either by vote of a majority of the Trustees or by the affirmative vote of a majority of the outstanding shares of the Fund) by written notice to AGIFM and the applicable sub-adviser, (ii) by AGIFM by not less than 60 days’ written notice to the applicable sub-adviser and (iii) by the sub-adviser by not less than 60 days’ notice to AGIFM.

Amendment.  Each Current Portfolio Management Agreement may not be amended in any material respect unless such amendment is approved at a meeting by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Fund who are not interested persons of the Fund or of AGIFM or of the applicable sub-adviser.

Liability.  Each Current Portfolio Management Agreement provides that the applicable sub-adviser, including its officers, directors and members, shall not be subject to any liability to AGIFM, the Fund, or to any shareholder, officer, director, partner or Trustee thereof, in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

Reasons for the Proposed Restructuring of the Fund’s Sub-advisory Arrangements and Option Writing Strategy

AGIFM has proposed to the Board changes to the Fund’s current sub-advisory arrangements so that a single portfolio manager will provide sub-advisory services for the Fund’s entire portfolio, including the Fund’s option writing component, for the reasons described below.

Designating NACM as the Fund’s sole sub-adviser to manage the Fund’s entire portfolio pursuant to the Proposed Portfolio Management Agreement would eliminate certain inefficiencies associated with having multiple sub-advisers. In pursuing the Current Index Option Strategy, OpCap attempts to maintain for the Fund

1 “Total managed assets” means the total assets of the Fund (including any assets attributable to any preferred shares and borrowings that may be outstanding) minus accrued liabilities (other than liabilities representing borrowings). The average daily total managed assets of the Fund is determined by taking an average of all of the determinations of such amount during such month at the close of business on each business day during such month while the applicable Current Portfolio Management Agreement is in effect.

written call option positions on equity indexes,2 the price movements of which, taken in the aggregate, are correlated with the price movements of the common stocks and other equity securities held in the Fund’s international equity portfolio. To implement the Current Index Option Strategy, OpCap takes into account periodic data provided by NACM with respect to the international equity portfolio, including country weightings (as well as region, industry and sector weightings), net assets and historic volatility, as well as periodic (typically 30 days after month-end) reports detailing portfolio holdings. However, other than through periodic holdings reports, OpCap does not have access to the actual securities purchased, sold, or held by the Fund for its international equity portfolio due to certain informational barriers (i.e., “Chinese walls”) currently in place between NACM and OpCap for regulatory reasons due to their status as affiliated entities. As a result, the implementation of the Current Index Option Strategy is hindered by the risk that changes in the value of the indexes underlying the Fund’s options positions will not correlate closely with the changes in the market value of the international securities held by the Fund. Such restrictions limit the Fund’s ability to benefit from the full upside potential of the international equity markets, because to the extent that there is a lack of correlation, movements in the indexes underlying the option positions may result in losses to the Fund, which may more than offset any gains received by the Fund from option premiums. In contrast, under the Proposed Portfolio Management Agreement pursuant to which NACM would serve as the Fund’s sole sub-adviser, NACM would have real-time access to information regarding the Fund’s international equity portfolio. This transparency, provided through daily reports and interaction between the option and international equity teams, is expected to allow the Fund to capture more total return possibilities for investors and increase the level of correlation between the options used and the equity securities in the Fund’s portfolio.

If shareholders approve the Proposed Portfolio Management Agreement, NACM would, in managing the option component of the Fund’s portfolio, utilize a strategy of writing call options on the individual stocks held in the international equity portfolio in addition to equity indexes (the “Proposed Option Strategy”), which is substantially similar to a strategy NACM presently employs in subadvising another AGIFM-advised closed-end fund with similar investment classifications/objectives. A description of the Proposed Option Strategy for the Fund is attached to this Proxy Statement as Exhibit B.

Given the enhanced flexibility in managing the Fund’s option writing strategy, AGIFM has informed the Board that the Proposed Option Strategy has the potential to produce better overall results for the Fund and its shareholders because, among other reasons: (i) yields when using stock options may be higher than those on index options; (ii) when using stock options, the portfolio management team has the ability to proactively cover options when the strike price is passed, thereby capturing more of the upside of the price appreciation, whereas this process is not available when using index options; and (iii) when using stock options, the portfolio management team would have the ability to choose the best total return option among various alternative maturities and strike prices for each stock.

In addition, the designation of NACM as the Fund’s sole sub-adviser would streamline the current reporting and risk management processes for the Fund. Under the Proposed Option Strategy, the calculation of dividends and gains and losses would be monitored under the same compliance system at NACM, and the NACM portfolio management team would have the ability to utilize all of the same risk management tools for the Fund’s international equity portfolio and the Proposed Option Strategy. In addition, the NACM portfolio management team would have the same reporting tools which would enhance the ability to deliver consistent reports to the Board.

2 Index call options are contracts representing the right to purchase the cash value of an index at a specified price (the “strike price”) at or until a specified future date (the “expiration date”). Pursuant to the Current OpCap Portfolio Management Agreement, OpCap implements the Current Index Option Strategy by causing the Fund to “sell” or “write” call options on equity indexes such that the underlying value of the indexes is approximately equal to (and does not exceed) the net asset value of the Fund’s portfolio of international equity securities. OpCap may also cause the Fund to purchase put options on equity indexes.

Description of the Proposed Portfolio Management Agreement

The terms of the Proposed Portfolio Management are substantially the same as the Current NACM Portfolio Management Agreement, except for the following material changes:

Services.  Under the Proposed Portfolio Management Agreement, NACM would be obligated, subject always to the direction and oversight of the Trustees of the Fund and AGIFM, to furnish continuously an investment program for the Fund’s entire portfolio. As the sole sub-adviser to the Fund, NACM would continue to make all related investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities and all other investments and would also implement the Fund’s option writing strategy.

Fees.  As compensation for NACM’s services to be rendered under the Proposed Portfolio Management Agreement, and for the expenses to be borne by NACM, AGIFM (and not the Fund) would pay to NACM a portfolio management fee, computed and paid monthly, at the annual rate of 0.56% of the Fund’s average daily total managed assets.3 This proposed sub-advisory fee rate is identical to the aggregate sub-advisory fee rate presently paid by AGIFM (and not the Fund) to NACM and OpCap under the Current Portfolio Management Agreements. Hence, the aggregate sub-advisory fees paid by AGIFM would not change under the Proposed Portfolio Management Agreement. The advisory fee that the Fund pays to AGIFM under the Investment Management Agreement will not change.

Effective Date.  If the Proposed Portfolio Management Agreement is approved by shareholders, it would take effect as soon as practicable after the Special Meeting and the Current Portfolio Management Agreements would be terminated according to their terms.

Trustees’ Considerations Related to the Proposed Portfolio Management Agreement

The Investment Company Act of 1940 requires that both the full Board of Trustees and a majority of the non-interested (“Independent”) Trustees, voting separately, approve the Proposed Portfolio Management Agreement. The Board met in person on September 15, 2008 (the “contract review meeting”) for the specific purpose of considering whether to approve the Proposed Portfolio Management Agreement. The Independent Trustees were assisted in their evaluation of the Proposed Portfolio Management Agreement by independent legal counsel, from whom they received separate legal advice and with whom they met separately from Fund management during the contract review meeting. In connection with their deliberations regarding the approval of the Proposed Portfolio Management Agreement, the Board, including the Independent Trustees, considered such information and factors as they believed, in light of the legal advice furnished to them and their own business judgment, to be relevant. Based on their evaluation of factors that they deemed to be material, including those factors described below, the Board of Trustees, including a majority of the Independent Trustees, concluded that the Proposed Portfolio Management Agreement should be approved for an initial two-year term, subject to shareholder approval.

The Board’s decision to restructure the Fund’s sub-advisory arrangements and designate NACM as the Fund’s sole sub-adviser to manage the Fund’s entire portfolio (including implementation of the Fund’s Proposed Option Strategy) pursuant to the Proposed Portfolio Management Agreement followed numerous previous discussions about the Fund and its two current sub-advisers. At the contract review meeting, the Board conducted further discussions with management regarding the possibility of redesignating the implementation of the Fund’s option writing strategy from OpCap to NACM and allowing NACM to implement the Proposed Option Strategy going forward. In evaluating this proposal, the Board considered that NACM sub-advises other funds that are overseen by the Board and managed by AGIFM (the “Other NACM Closed-End

3 The Proposed Portfolio Management Agreement also states that, with respect to any reverse repurchase agreement, dollar roll or similar leveraging transaction, “total managed assets” includes any proceeds from the sale of an asset of the Fund to a counterparty in such a transaction, in addition to the value of the underlying asset as of the relevant measuring date. This method of calculating “total managed assets” is consistent with the manner in which AGIFM pays NACM for other similarly managed funds and in which AGIFM pays OpCap for managing the Fund’s Current Index Option Strategy.

Funds”), including a fund that utilizes a strategy substantially similar to the Proposed Option Strategy, and that the Board had regularly reviewed the services provided by NACM to those funds. At previous Board meetings, including a meeting on June 10, 2008 and June 11, 2008, AGIFM and NACM had provided the Board with materials regarding services provided by NACM and the performance of the Other NACM Closed-End Funds, as well as information about other similar funds and accounts managed by NACM. The Board took into account NACM’s strong reputation. The Board also considered differences in the investment management approach of NACM as compared to OpCap and the changes to the Fund’s Current Index Option Strategy proposed by NACM in connection with the Proposed Option Strategy (a description of which is provided in Exhibit B to this Proxy Statement). The Board placed considerable emphasis on NACM’s performance record in sub-advising the Other NACM Closed-End Funds.

In connection with the approval of the Proposed Portfolio Management Agreement, the Board relied upon materials previously provided by AGIFM and NACM which included, among other items: (i) information provided by Lipper Inc. (“Lipper”) on the investment performance of a group of funds with substantially similar investment classifications/objectives as the Fund identified by Lipper and the performance of applicable benchmark indices, (ii) information on the management fees and other expenses of comparable funds identified by Lipper, (iii) information regarding the investment performance and management fees of comparable portfolios of other clients of NACM, (iv) an estimate of the profitability to NACM from its relationship with the Fund, (v) descriptions of various functions performed by NACM for the Fund, such as portfolio management, compliance monitoring and portfolio trading practices, and (vi) information regarding the overall organization of NACM, including information regarding portfolio managers and other personnel providing investment management services to the Fund.

Based in part on the Board’s annual review of sub-advisory arrangements for the Other NACM Closed-End Funds, the Board examined NACM’s abilities to provide high quality investment management and other services to the Fund. The Board considered NACM’s investment philosophy and research and decision-making processes; the experience of key advisory personnel at NACM who would be responsible for portfolio management of the Fund in the future; the ability of NACM to attract and retain capable personnel; the capability and integrity of the senior management and staff at NACM; and the level of skill required to manage the Fund. In addition, the Board reviewed the quality of NACM’s services with respect to regulatory compliance and compliance with the investment policies of the Fund; and conditions that might affect NACM’s ability to provide high quality services to the Fund in the future under the Proposed Portfolio Management Agreement, including NACM’s business reputation, financial condition and operational stability. Based on the foregoing, the Board concluded that NACM’s investment process, research capabilities and philosophy were well suited to the Fund given the proposed change to its options overlay strategy, and that NACM would be able to meet any reasonably foreseeable obligations under the Proposed Portfolio Management Agreement.

In assessing the reasonableness of the fee to be paid to NACM under the Proposed Portfolio Management Agreement, the Board noted that the fee to be paid by AGIFM to NACM under the Proposed Portfolio Management Agreement would be identical to the aggregate fee currently paid by AGIFM to NACM and to OpCap under the current sub-advisory agreements with respect to the Fund, and that the management fee paid by the Fund to AGIFM would remain unchanged. The Board noted that the fee to be paid to NACM under the Proposed Portfolio Management Agreement is comparable to the fees paid to NACM to sub-advise Other NACM Closed-End Funds (excluding any applicable fee waivers) with similar investment classifications/objectives as the Fund. The Board also noted that the management fees for the Fund were generally higher than the fees paid by open-end funds, but was advised that there are additional portfolio management challenges in managing closed-end funds such as the Fund, such as meeting a regular dividend. NACM does not manage separate accounts with a similar investment strategy to the Fund; therefore, the Board could not compare the fees charged by NACM to comparable separate accounts.

Based on the profitability analysis provided by AGIFM, the Board also considered the estimate of the profitability of NACM from its relationship with the Fund and determined that such profitability was not excessive in light of the nature, scope and quality of services provided to the Fund.

The Board took into account that, as a closed-end investment company, the Fund does not currently intend to raise additional assets, so the assets of the Fund will grow (if at all) only through the investment performance of the Fund. Therefore, the Board did not consider potential economies of scale as a principal factor in assessing the fee rates payable under the Proposed Portfolio Management Agreement.

Additionally, the Board considered so-called “fall-out benefits” to NACM, such as reputational value derived from serving as sub-adviser to the Fund.

After reviewing these and other related factors, the Board concluded, within the context of their overall conclusions regarding the Proposed Portfolio Management Agreement, that the fee payable under the Proposed Portfolio Management Agreement represents reasonable compensation in light of the nature and quality of the services to be provided by NACM to the Fund and that the approval of the Proposed Portfolio Management Agreement would be consistent with the interests of the Fund and its shareholders. The Board’s conclusions as to the approval of the Proposed Portfolio Management Agreement were based on a comprehensive consideration of all information provided to the Board and not the result of any single factor. Some of the factors that figured particularly in the Board’s deliberations are described above, although individual Trustees may have evaluated the information presented differently from one another, giving different weights to various factors. Based on its evaluation, the Board, including a majority of the Independent Trustees, unanimously voted to approve the Proposed Portfolio Management Agreement and to submit the Proposed Portfolio Management Agreement for shareholder approval.

Information about NACM

NACM, located at 600 West Broadway, San Diego, California 92101, currently serves as a sub-adviser to the Fund. Organized as a Delaware limited liability company, NACM is an investment management firm that provides advisory services primarily to investment companies and institutional accounts. NACM is wholly-owned by Nicholas-Applegate Holdings LLC, a Delaware limited liability company, which is a wholly-owned subsidiary of Allianz Global Investors Management Partners LLC (“AGI Management Partners”), a Delaware limited liability company. AGI Management Partners is a wholly-owned subsidiary of Allianz Global Investors of America, LP (“AGIA”). AGIA is an indirect subsidiary of Allianz SE, a publicly-traded European insurance and financial services company. The address for Nicholas-Applegate Holdings LLC is 600 West Broadway, 29th Floor, San Diego, CA 92101. The address for AGI Management Partners and AGIA is 680 Newport Center Drive, Suite 250, Newport Beach, CA 92660. The address for Allianz SE is Koeninginstrasse 28, D-80802, Munich, Germany. As of June 30, 2008, NACM had approximately $13.5 billion in assets under management.

Information about the principal executive officers and directors of NACM is provided below. The business address for each principal executive officer and director listed below is 600 West Broadway, 29th Floor, San Diego, California 92101.

Principal Executive Officers/Directors	Principal Occupation

Marna C. Whittington, Ph.D.	Managing Director
Horacio A. Valeiras, CFA	Managing Director
John C. McCraw	Managing Director
Katherine A. Rich	Managing Director

Certain Trustees and Officers of the Fund.  The following table lists the names of each Trustee and officer of the Fund who is also an officer, employee, director, general partner or shareholder of AGIFM. No Trustee or officer of the Fund is also an officer, employee, director, general partner or shareholder of NACM.

Name	Position with Fund	Position with AGIFM

John C. Maney	Trustee	Chief Financial Officer, AGIFM
Brian S. Shlissel	President and Chief Executive Officer	Executive Vice President, AGIFM
Thomas J. Fuccillo	Vice President, Secretary and Chief Legal Officer	Executive Vice President, Chief Legal Officer and Secretary, AGIFM
Lawrence G. Altadonna	Treasurer, Principal Financial and Accounting Officer	Senior Vice President, AGIFM
Richard J. Cochran	Assistant Treasurer	Vice President, AGIFM
Scott Whisten	Assistant Treasurer	Vice President, AGIFM

Other Funds Managed by NACM.  The following table identifies other funds with similar investment objectives for which NACM serves as investment adviser, the total assets of each such fund, and the rate of NACM’s compensation for serving as investment adviser to each such fund:

		Sub-Advisory		Net Sub-Advisory Fee
Other Similar Funds	Total Assets	Fee	Current Fee Waiver	Paid to NACM

Nicholas-Applegate Global Equity & Convertible Income Fund	$133,711,934 as of July 31, 2008	0.55%	N/A	0.495%[4]

Brokerage and Research Services.  The Fund did not pay any commissions to an affiliated broker during the most recently completed fiscal year.

Required Vote.  Approval of the Proposed Amended and Restated Portfolio Management Agreement requires the affirmative vote of a “majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund, which means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund present at the Special Meeting or represented by proxy, if more than 50% of the outstanding shares of the Fund are present or represented by proxy.

THE BOARD OF TRUSTEES OF THE FUND UNANIMOUSLY RECOMMENDS THAT YOU
VOTE FOR PROPOSAL 1.

ADDITIONAL INFORMATION

Executive and Other Officers of the Fund.  The table below provides certain information concerning the executive officers of the Fund and certain other officers who perform similar duties. Officers hold office at the pleasure of the Board and until their successors are chosen and qualified or until their earlier death,

4 Under the portfolio management agreement between AGIFM and NACM relating to Nicholas-Applegate Global Equity & Convertible Income Fund, AGIFM (and not the fund) pays NACM an annual fee payable on a monthly basis at the annual rate of 0.55% of the fund’s average daily total managed assets; provided, however, that such fee is reduced to reflect that NACM bears a certain percentage of additional asset-based compensation payable by AGIFM to the fund’s underwriters.

resignation, removal or disqualification. Officers and employees of the Fund who are principals, officers, members or employees of the Manager or NACM are not compensated by the Fund.

Term of
Office and
Name, Address	Position(s) Held	Length of	Principal Occupation(s)
and Date of Birth	with Fund	Time Served	During the Past 5 Years

Brian S. Shlissel 1345 Avenue of the Americas, 4th Floor, New York, NY 10105 11/14/1964	President and Chief Executive Officer	Since inception (April 2005)	Executive Vice President, Director of Fund Administration, Allianz Global Investors Fund Management LLC; Director of 6 funds in the Fund Complex; President and Chief Executive Officer of 35 funds in the Fund Complex; Treasurer, Principal Financial and Accounting Officer of 41 funds in the Fund Complex and The Korea Fund, Inc.

Thomas J. Fuccillo 1345 Avenue of the Americas, 4th Floor, New York, NY 10105 03/22/1968	Vice President, Secretary and Chief Legal Officer	Since inception (April 2005)	Executive Vice President, Senior Counsel, Allianz Global Investors of America L.P.; Executive Vice President and Chief Legal Officer, Allianz Global Investors Fund Management LLC and Allianz Global Investors Solutions LLC; Vice President, Secretary and Chief Legal Officer of 76 funds in the Fund Complex; Secretary and Chief Legal Officer of The Korea Fund, Inc.; Formerly, Vice President and Associate General Counsel, Neuberger Berman, LLC (1991-2004).

Lawrence G. Altadonna 1345 Avenue of the Americas, 4th Floor, New York, NY 10105 03/10/1966	Treasurer and Principal Financial and Accounting Officer	Since inception (April 2005)	Senior Vice President, Allianz Global Investors Fund Management LLC; Treasurer, Principal Financial and Accounting Officer of 35 funds in the Fund Complex; Assistant Treasurer of 41 funds in the Fund Complex and The Korea Fund, Inc.

Youse Guia 680 Newport Center Drive, Suite 250 Newport Beach, CA 92660 09/03/1972	Chief Compliance Officer	Since inception (April 2005)	Senior Vice President, Group Compliance Manager, Allianz Global Investors of America L.P.; Chief Compliance Officer of 76 funds in the Fund Complex and The Korea Fund, Inc.; Formerly, Vice President, Group Compliance Manager, Allianz Global Investors of America L.P. (2002-2004).

William V. Healey 1345 Avenue of the Americas, 4th Floor, New York, NY 10105 07/28/1953	Assistant Secretary	Since December 2006	Executive Vice President, Chief Legal Officer-U.S. Retail, Allianz Global Investors of America L.P.; Executive Vice President, Chief Legal Officer and Secretary, Allianz Global Investors Advertising Agency Inc., Allianz Global Investors Managed Accounts LLC and Allianz Global Investors Distributors LLC; Assistant Secretary of 76 funds in the Fund Complex. Formerly, Vice President and Associate General Counsel, Prudential Insurance Company of America; Executive Vice President and Chief Legal Officer, The Prudential Investments (1998-2005).

Richard H. Kirk 1345 Avenue of the Americas, 4th Floor, New York, NY 10105 04/06/1961	Assistant Secretary	Since December 2006	Senior Vice President, Allianz Global Investors of America L.P. (since 2004). Senior Vice President, Associate General Counsel, Allianz Global Investors Distributors LLC. Assistant Secretary of 76 funds in the Fund Complex; formerly, Vice President, Counsel, The Prudential Insurance Company of America/American Skandia (2002-2004).

Kathleen A. Chapman 1345 Avenue of the Americas, 4th Floor, New York, NY 10105 11/11/1954	Assistant Secretary	Since December 2006	Assistant Secretary of 76 funds in the Fund Complex; Manager — IIG Advisory Law, Morgan Stanley (2004-2005); Paralegal, The Prudential Insurance Company of America; and Assistant Corporate Secretary of affiliated American Skandia companies (1996-2004).

Term of
Office and
Name, Address	Position(s) Held	Length of	Principal Occupation(s)
and Date of Birth	with Fund	Time Served	During the Past 5 Years

Lagan Srivastava 1345 Avenue of the Americas, 4th Floor, New York, NY 10105 09/20/1977	Assistant Secretary	Since December 2006	Assistant Secretary of 76 funds in the Fund Complex and The Korea Fund, Inc.; formerly, Research Assistant, Dechert LLP (2004-2005); Research Assistant, Swidler Berlin Shereff Friedman LLP (2002-2004).

Scott Whisten 1345 Avenue of the Americas, 4th Floor, New York, NY 10105 03/13/1971	Assistant Treasurer	Since January 2007	Vice President, Allianz Global Investors Fund Management LLC; Assistant Treasurer of 76 funds in the Fund Complex; formerly, Accounting Manager, Prudential Investments (2000-2005).

Richard J. Cochran 1345 Avenue of the Americas, 4th Floor, New York, NY 10105 01/23/1961	Assistant Treasurer	Since May 2008	Vice President, Allianz Global Investors Fund Management LLC; Assistant Treasurer of 76 funds in the Fund Complex; formerly, Tax Manager, Teachers Insurance Annuity Association/College Retirement Equity Fund (TIAA-CREF) (2002-2008).

Investment Manager and Sub-Advisers.  AGIFM, located at 1345 Avenue of the Americas, New York, New York 10105, serves as the investment manager of the Fund. The Manager currently retains its affiliates, NACM and OpCap (together, the “Sub-Advisers”), as sub-advisers to manage the Fund’s investments. NACM is located at 600 W. Broadway, 30th Floor, San Diego, California 92101. OpCap is located at 1345 Avenue of the Americas, 48th Floor, New York, New York 10105. The Manager and the Sub-Advisers are each majority-owned indirect subsidiaries of Allianz SE, a publicly traded European insurance and financial services company.

Securities Ownership.  The following table discloses information regarding Shares of the Fund beneficially owned by the Trustees and officers of the Fund as of September 15, 2008:

Percentage of the Fund’s Outstanding Shares
Name, Title and Address	Total Number of Shares Beneficially Owned	as of September 15, 2008

R. Peter Sullivan III, Trustee 1345 Avenue of the Americas, New York, NY 10105	500 Shares	Less than 1%

As of September 15, 2008, the Trustees and the officers of the Fund as a group and individually beneficially owned less than one percent (1%) of the Fund’s outstanding Shares.

To the knowledge of the Fund, as of September 15, 2008, the following persons beneficially owned the number of Shares noted below, representing the indicated percentage of the Fund’s outstanding Shares as of such date. To the knowledge of the Fund, no other person beneficially owned more than five percent (5%) of the outstanding Shares of the Fund.

Name and Address of	Total Number of Shares Beneficially	Percentage of the Fund’s Outstanding Shares as of
Shareholder	Owned	September 15, 2008

First Trust Portfolios L.P. 1001 Warrenville Road Lisle, Il 60532	660,220 Shares	6.8%

Claymore Securities Inc. 2455 Corporate West Drive Lisle, Il 60532	569,479 Shares	5.8%

As of September 15, 2008, none of the Independent Trustees owned, beneficially or otherwise, securities of AGIFM or any entity controlling, controlled by or under common control with AGIFM (not including registered investment companies).

Other Business.  As of the date of this Proxy Statement, the Fund’s officers and AGIFM know of no business to be considered at the Special Meeting other than as set forth in the Notice. If any other business is properly brought before the Special Meeting, including any adjournment or postponement thereof, the persons named as proxies will vote in their sole discretion.

Quorum, Adjournments and Methods of Tabulation.  A quorum for the Fund at the Special Meeting will consist of the presence in person or by proxy of a majority of the total Shares entitled to vote at the Special Meeting. In the event that a quorum is not present at the Special Meeting or, even if a quorum is present, in the event that sufficient votes in favor of the Proposal set forth in the Notice are not received by the time scheduled for the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting after the date set for the original Special Meeting, with no other notice than announcement at the Special Meeting, to permit further solicitation of proxies with respect to the Proposal. In addition, if, in the judgment of the persons named as proxies, it is advisable to defer action on the Proposal, the persons named as proxies may propose one or more adjournments of the Special Meeting with respect to the Proposal within a reasonable time after the date set for the original Special Meeting. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Proposal. They will vote against any such adjournment those proxies required to be voted against the Proposal. The costs of any additional solicitation and of any adjourned session will be borne by AGIFM. Any proposals properly before the Special Meeting for which sufficient favorable votes have been received by the time of the Special Meeting will be acted upon and such action will be final regardless of whether the Special Meeting is adjourned to permit additional solicitation with respect to any other proposal.

Votes cast by proxy or in person at the Special Meeting will be counted by persons appointed by the Fund as tellers (the “Tellers”) for the Special Meeting. For purposes of determining the presence of a quorum for the Fund, the Tellers will count the total number of votes cast “for” or “against” approval of the Proposal, as well as Shares represented by proxies that reflect abstentions and “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or the persons entitled to vote and the broker or nominee does not have the discretionary voting power on a particular matter). With respect to the approval of the Proposed Amended and Restated Portfolio Management Agreement, abstentions and broker non-votes will have the effect of a negative vote.

Reports to Shareholders.  The Fund’s 2008 Annual Report to Shareholders was mailed to shareholders on or about April 29, 2008. Additional copies of the Annual Report and the Fund’s subsequent Semi-Annual Report, if any, may be obtained without charge from the Fund by calling 1-877-819-2224 or by writing to the Fund at c/o Allianz Global Investors Fund Management LLC, 1345 Avenue of the Americas, New York, New York 10105.

Shareholder Proposals for 2009 Annual Meeting.  It is currently anticipated that the Fund’s next annual meeting of shareholders after the Special Meeting addressed in this proxy statement will be held in July 2009. Proposals of shareholders intended to be presented at that annual meeting of the Fund must be received by the Fund no later than February 23, 2009 for inclusion in the Fund’s proxy statement and proxy card relating to that meeting. The submission by a shareholder of a proposal for inclusion in the proxy materials does not guarantee that it will be included. Shareholder proposals are subject to certain requirements under the federal securities laws and must be submitted in accordance with the Fund’s Bylaws. Shareholders submitting any other proposals for the Fund intended to be presented at the 2009 annual meeting (i.e., other than those to be included in the Fund’s proxy materials) must ensure that such proposals are received by the Fund, in good order and in compliance with all applicable legal requirements and requirements set forth in the Fund’s Bylaws, no earlier than April 24, 2009 and no later than May 9, 2009. If a shareholder who wishes to present a proposal fails to notify the Fund within these dates, the proxies solicited for the meeting will have discretionary authority to vote on the shareholder’s proposal if it is properly brought before the meeting. If a shareholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules. Shareholder proposals should be addressed to the attention of the Secretary of the Fund, at the address of the principal executive offices of the Fund, with a copy to David C. Sullivan, Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110-2624.

Shareholders Sharing an Address.  The Fund is permitted to mail only one copy of this proxy statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this proxy statement and you are a holder of record of your shares, please call 1-877-819-2224. If your shares are held in broker street name, please contact your financial service firm to obtain additional copies of this proxy statement. If in the future you do not want the mailing of proxy statements and information statements to be combined with those of other members of your household, or if you have received multiple copies of this proxy statement and want future mailings to be combined with those of other members of your household, please contact AGIFM in writing at c/o Allianz Global Investors Fund Management LLC, 1345 Avenue of the Americas, New York, New York 10105, or by telephone at 1-877-331-1710, or contact your financial service firm.

PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY TO ENSURE THAT A QUORUM IS PRESENT AT THE SPECIAL MEETING. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

October 10, 2008

Exhibit A to Proxy Statement

Form of Amended and Restated Portfolio Management Agreement

AMENDED AND RESTATED PORTFOLIO MANAGEMENT AGREEMENT

Nicholas-Applegate International & Premium Strategy Fund

This Amended and Restated Portfolio Management Agreement is executed as of            by and between ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC, a Delaware limited liability company (the “Manager”), and NICHOLAS-APPLEGATE CAPITAL MANAGEMENT LLC, a Delaware limited liability company (the “Portfolio Manager”).

WITNESSETH:

That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.	SERVICES TO BE RENDERED BY THE PORTFOLIO MANAGER TO THE FUND.

(a)	Subject always to the direction and oversight of the Trustees of Nicholas-Applegate International & Premium Strategy Fund (the “Fund”), a Massachusetts business trust, and the Manager, the Portfolio Manager, at its expense, will furnish continuously an investment program for the Fund and will make all related investment decisions on behalf of the Fund and place all orders for the purchase and sale of portfolio securities and all other investments. In the performance of its duties, the Portfolio Manager (1) will comply with the provisions of the Fund’s Third Amended and Restated Agreement and Declaration of Trust and Amended and Restated Bylaws, including any amendments thereto (upon receipt of such amendments by the Portfolio Manager), and the investment objectives, policies and restrictions of the Fund as set forth in its current Prospectus and Statement of Additional Information (copies of which will be supplied to the Portfolio Manager upon filing with the Securities and Exchange Commission (the “SEC”)), (2) will use its best efforts to safeguard and promote the welfare of the Fund and (3) will comply with other policies which the Trustees or the Manager, as the case may be, may from time to time determine as promptly as practicable after such policies have been communicated to the Portfolio Manager in writing. The Portfolio Manager and the Manager shall each make its officers and employees available to the other from time to time at reasonable times to review the investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund.

(b)	The Portfolio Manager shall be responsible for daily monitoring of the investment activities and portfolio holdings of the Fund in connection with the Fund’s compliance with the investment objectives, policies and restrictions of the Fund, as set forth in the Fund’s current Prospectus and Statement of Additional Information. The Portfolio Manager shall also cooperate with and provide sufficient information to the Manager to assist the Manager in its monitoring of the investment activities and portfolio holdings of the Fund in connection with the Fund’s overall compliance with the Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder (the “1940 Act”), the Fund’s compliance with the investment objectives, policies and restrictions of the Fund as set forth in its current Prospectus and Statement of Additional Information, and the Fund’s satisfaction of quarterly diversification requirements for qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder. Notwithstanding the investment discretion delegated to the Portfolio Manager in paragraph (a) of this Section, the Portfolio Manager shall act on any instructions of the Manager with respect to the investment activities of the Fund to ensure the Fund’s compliance with the foregoing.

(c)	The Portfolio Manager, at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties hereunder faithfully and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the investment affairs of the Fund, including verification and oversight of the pricing of the Fund’s portfolio (but excluding determination of net asset value and shareholder accounting services).

(d)	In the selection of brokers or dealers and the placing of orders for the purchase and sale of portfolio investments for the Fund, the Portfolio Manager shall use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Portfolio Manager, bearing in mind the Fund’s best interests at all times, shall consider all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Trustees of the Fund may determine and communicate to the Portfolio Manager in writing, the Portfolio Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Portfolio Manager or its affiliates an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Portfolio Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Portfolio Manager’s overall responsibilities with respect to the Fund and to other clients of the Portfolio Manager and its affiliates as to which the Portfolio Manager and its affiliates exercise investment discretion. The Fund agrees that any entity or person associated with the Portfolio Manager or its affiliates which is a member of a national securities exchange is expressly authorized to effect any transaction on such exchange for the account of the Fund which is permitted by Section 11(a) of the Securities Exchange Act of 1934 (the “1934 Act”).

(e)	The Portfolio Manager shall not be obligated to pay any expenses of or for the Fund not expressly assumed by the Portfolio Manager pursuant to this Section 1.

2.	OTHER AGREEMENTS, ETC.

It is understood that any of the shareholders, Trustees, officers and employees of the Fund may be a shareholder, member, director, officer or employee of, or be otherwise interested in, the Portfolio Manager, and in any person controlled by or under common control with the Portfolio Manager, and that the Portfolio Manager and any person controlled by or under common control with the Portfolio Manager may have an interest in the Fund. It is also understood that the Portfolio Manager and persons controlled by or under common control with the Portfolio Manager have and may have advisory, management service or other contracts with other organizations and persons, and may have other interests and businesses.

3.	COMPENSATION TO BE PAID BY THE MANAGER TO THE PORTFOLIO MANAGER.

The Manager will pay the Portfolio Manager as compensation for the Portfolio Manager’s services rendered and for the expenses borne by the Portfolio Manager pursuant to Section 1, a fee computed and paid monthly at the annual rate of 0.56% of the Fund’s average daily total managed assets.

For purposes of this Section 3, “total managed assets” means the total assets of the Fund (including any assets attributable to any preferred shares and borrowings that may be outstanding) minus accrued liabilities (other than liabilities representing borrowings). By way of clarification, with respect to any reverse repurchase agreement, dollar roll or similar leveraging transaction, “total managed assets” includes any proceeds from the sale of an asset of the Fund to a counterparty in such a transaction, in addition to the value of the underlying asset as of the relevant measuring date. The average daily total managed assets of the Fund shall be determined by taking an average of all of the determinations of such amount during such month at the close of business on each business day during such month while this Agreement is in effect. Such fee from the Manager to the Portfolio Manager shall be payable for each month within ten (10) business days after the end of the month.

In the event that the Portfolio Manager has agreed to a fee waiver arrangement with the Manager, subject to such terms and conditions as the Manager and the Portfolio Manager may set forth in such agreement, the compensation due the Portfolio Manager hereunder shall be reduced to the extent required by such fee waiver arrangement.

If the Portfolio Manager shall serve for less than the whole of a month, the foregoing compensation shall be prorated.

4.	ASSIGNMENT TERMINATES THIS AGREEMENT; AMENDMENTS OF THIS AGREEMENT.

This Agreement shall automatically terminate, without the payment of any penalty, in the event of its assignment or in the event that the Investment Management Agreement between the Manager and the Fund shall have terminated for any reason; and this Agreement shall not be amended unless such amendment is approved at a meeting by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Fund who are not interested persons of the Fund or of the Manager or the Portfolio Manager.

5.	EFFECTIVE PERIOD AND TERMINATION OF THIS AGREEMENT.

This Agreement shall become effective upon its execution, and shall remain in full force and effect as to the Fund continuously thereafter (unless terminated automatically as set forth in Section 4) until terminated as follows:

(a)	The Fund may at any time terminate this Agreement by written notice delivered or mailed by registered mail, postage prepaid, to the Manager and the Portfolio Manager, or

(b)	If (i) the Trustees of the Fund or the shareholders by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Trustees of the Fund who are not interested persons of the Fund or of the Manager or of the Portfolio Manager, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Agreement, then this Agreement shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Portfolio Manager may continue to serve hereunder in a manner consistent with the 1940 Act, or

(c)	The Manager may at any time terminate this Agreement by not less than 60 days’ written notice delivered or mailed by registered mail, postage prepaid, to the Portfolio Manager, and the Portfolio Manager may at any time terminate this Agreement by not less than 60 days’ written notice delivered or mailed by registered mail, postage prepaid, to the Manager.

Action by the Fund under (a) above may be taken either (i) by vote of a majority of the Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of the Fund.

Termination of this Agreement pursuant to this Section 5 shall be without the payment of any penalty.

6.	CERTAIN INFORMATION.

The Portfolio Manager shall promptly notify the Manager in writing of the occurrence of any of the following events: (a) the Portfolio Manager shall fail to be registered as an investment adviser under the Investment Advisers Act of 1940, as amended from time to time, (b) the Portfolio Manager shall have been served or otherwise have notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Fund, (c) there is a change in control of the Portfolio Manager or any parent of the Portfolio Manager within the meaning of the 1940 Act, or (d) there is a material adverse change in the business or financial position of the Portfolio Manager.

7.	CERTAIN DEFINITIONS.

For the purposes of this Agreement, the “affirmative vote of a majority of the outstanding shares” means the affirmative vote, at a duly called and held meeting of shareholders, (a) of the holders of 67% or more of the shares of the Fund, as the case may be, present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund, as the case may be, entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Fund, as the case may be, entitled to vote at such meeting, whichever is less.

For the purposes of this Agreement, the terms “affiliated person,” “control,” “interested person” and “assignment” shall have their respective meanings defined in the 1940 Act; the term “specifically approve at least annually” shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the SEC under the 1940 Act and the rules and regulations thereunder; and the term “brokerage and research services” shall have the meaning given in the 1934 Act and the rules and regulations thereunder.

8.	NONLIABILITY OF PORTFOLIO MANAGER.

Notwithstanding any other provisions of this Agreement, in the absence of willful misfeasance, bad faith or gross negligence on the part of the Portfolio Manager, or reckless disregard of its obligations and duties hereunder, the Portfolio Manager, including its officers, directors and members, shall not be subject to any liability to the Manager, to the Fund, or to any shareholder, officer, director, partner or Trustee thereof, for any act or omission in the course of, or connected with, rendering services hereunder.

9.	LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS.

A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund.

10.	EXERCISE OF VOTING RIGHTS.

Except with the agreement (which may be evidenced by resolution) or on the specific instructions of the Trustees of the Fund or the Manager, the Portfolio Manager shall not exercise or procure the exercise of any voting right attaching to investments of the Fund.

11.	COUNTERPARTS.

This Agreement may be signed in one or more counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC and NICHOLAS-APPLEGATE CAPITAL MANAGEMENT LLC have each caused this instrument to be signed on its behalf by its duly authorized representative, all as of the day and year first above written.

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC		NICHOLAS-APPLEGATE CAPITAL MANAGEMENT LLC

By:		By:

Name:	Andrew Meyers	Name:	Charles H. Field
Title:	Managing Director	Title:	General Counsel

Accepted and agreed to as of the day and year first above written:

NICHOLAS-APPLEGATE INTERNATIONAL & PREMIUM STRATEGY FUND

By:

Name:	Brian S. Shlissel
Title:	President and Chief Executive Officer

Exhibit B to Proxy Statement

The Fund’s Proposed Option Strategy

In implementing the Fund’s Proposed Option Strategy, NACM will “sell” or “write” call options on stocks held in the international equity portfolio and on equity indexes. It is expected that the Fund will ordinarily write call options with respect to approximately 70% of the value of the securities in the international equity portfolio. For these purposes, where the Fund writes call options on individual stocks held in the international equity portfolio, it will generally do so with respect to approximately 70% of the value of the stock positions, and where it writes call options on equity indexes, the face or notional amount of the index subject to the option will generally be equal to approximately 70% of the value of the corresponding securities in the international equity portfolio. However, the extent of the Fund’s use of the Proposed Option Strategy may vary from time to time depending on market conditions and other factors. The Proposed Option Strategy is designed to generate gains from option premiums in an attempt to enhance the Fund’s income and to reduce overall portfolio risk. However, there is no assurance that the Proposed Option Strategy will achieve its objectives.

Call options are contracts representing the right to purchase the underlying security or the current value of the underlying index at a specified price (the “strike price”) at or before a specified future date (the “expiration date”). The value of options are determined by trading activity in the broad options market and will be affected by, among other factors, changes in the value of the underlying securities (including those comprising an index) in relation to the strike price, changes in dividend rates of underlying securities, changes in interest or currency rates, changes in actual or perceived volatility of the stock market and underlying securities, and the time remaining until the expiration date. As the writer (seller) of a call option, the Fund would receive cash (the premium) from the purchaser of the option, and the purchaser would have the right to receive from the Fund any appreciation in the underlying security or the cash value of the index over the strike price on the expiration date or otherwise upon exercise. In effect, the Fund forgoes, during the life of the option, the opportunity to profit from increases in the market value of the underlying security or securities held by the Fund with respect to which the option was written above the sum of the premium and the strike price of the call (in the case of index options, this will depend, in part, on the extent to which the performance of the Fund’s portfolio securities are correlated with the performance of the relevant index). Therefore, the Fund’s use of the Proposed Option Strategy will generally limit the Fund’s ability to benefit from the full upside potential of its international equity portfolio. However, when the Fund writes call options, it retains the risk of loss (net of premiums received) should the price of the Fund’s portfolio securities decline.

The Fund may seek to close out (terminate) a call option it has written, by buying an offsetting option or, in the case of some over-the-counter options, agreeing with the purchaser to terminate the transaction prior to its expiration date. If the Fund terminates an option prior to its expiration, the Fund will have to make a cash payment equal to the value of the option (and may incur additional transaction costs). There can be no assurance that the Fund will be able to close out any particular option written by it at any time or at a favorable price.

The transaction costs of buying and selling options consist primarily of the bid-ask spread and commissions (which are imposed in opening, closing, exercise, and assignment transactions), and may include margin and interest costs. Transaction costs may be higher for transactions effected in foreign markets than for transactions effected in U.S. markets. Transaction costs will decrease the amount of any gain or increase the amount of any loss the Fund realizes on an option.

The Fund generally will write call options with a strike price that is above (“out-of-the-money”) the market value of the underlying security or the current cash value of the underlying index at the time written. The Fund will ordinarily write out of-the-money call options where the strike price is approximately 5% higher than the value of the underlying security or index at the time written, but reserves the flexibility to write options that are out-of-the-money to a greater or lesser extent based on market conditions and other factors. In addition to providing possible gains through premiums, out-of-the-money call options allow the Fund to potentially benefit from appreciation of its portfolio securities up to the strike prices of the associated options, but the Fund forgoes any appreciation above the strike prices. The Fund also reserves the flexibility to write “at-the-money” (i.e., with a strike price equal to the market value of the underlying security or cash value of the index) and “in-the-money” (i.e., with a strike price below the market value of the underlying security or cash value of the index) call options. When the value of the individual security or equity index upon which a call option is written rises, a call option that was at- or out-of-the-money when written may become in-the-money, thereby increasing the likelihood that the option could be exercised and the Fund forced to pay the amount of appreciation above the strike price of the option upon exercise and/or to sell the underlying security or securities.

Equity index options differ from options on individual securities in that (i) the exercise of an index option requires cash payments and does not involve the actual purchase or sale of securities, (ii) the holder of an index option has the right to receive cash upon exercise of the option if the level of the index upon which the option is based is greater than the strike price of the option and (iii) index options reflect price fluctuations in a group of securities or segment of the securities market rather than price fluctuations in a single common stock. In addition, 60% of the gains or losses from some (but not all) equity index call options are treated as long-term capital gains or losses for federal income tax purposes (with 40% being treated as short-term capital gains or losses), whereas all gains and losses from call options on individual securities are treated as short-term capital gains or losses (unless the option is actually exercised after the security, or any related “substantially similar” security or other property, is treated for federal income tax purposes as having been held by the Fund for more than a year).

NACM may cause the Fund to sell call options on “broad-based” equity indexes, such as the Standard & Poor’s 500 Index, as well as on narrower market indexes or on indexes of securities of companies in particular countries, industries or sectors, including (but not limited to) financial services, technology, pharmaceuticals and consumer products. An equity index assigns relative values to the securities included in the index (which change periodically), and the index fluctuates with changes in the market values of those securities. The Fund may also write options on ETFs and other similar instruments designed to correlate with the performance of an equity index or market segment. The Fund is not sponsored, endorsed, sold or promoted by any index sponsor and no index sponsor is making any representation regarding the advisability of investing in the Fund.

When using index options, NACM will attempt to maintain for the Fund written call options positions on equity indexes whose price movements, taken in the aggregate, are closely correlated with the price movements of corresponding stocks and other securities held in the Fund’s international equity portfolio. However, this strategy involves significant risk that the changes in value of the indexes underlying the Fund’s written index call options positions will not correlate closely with changes in the market value of securities held by the Fund. To the extent that there is a lack of correlation, movements in the indexes underlying the options positions may result in net losses to the Fund which exceed any gains received by the Fund from options premiums and any increase in value of the Fund’s corresponding portfolio securities.

The Fund may use listed/exchange-traded options contracts, as well as unlisted (or “over-the-counter”) options (particularly with respect to options on foreign securities or indexes). Listed option contracts in the U.S. are originated and standardized by an independent entity called the Options Clearing Corporation (the “OCC”). Listed call options are currently traded on the American Stock Exchange, Chicago Board Options Exchange, International Securities Exchange, New York Stock Exchange, Pacific Stock Exchange, Philadelphia Stock Exchange and various other U.S. options exchanges, as well as on various foreign exchanges. Over-the-counter options are not originated and standardized by the OCC or any other exchange or clearinghouse, and are not listed and traded on an options exchange, and therefore involve increased liquidity, counterparty and other risks.

Conventional call options have expiration dates that can generally be up to nine months from the date the call options are first listed for trading. Longer-term call options can have expiration dates up to three years from the date of listing. The call options the Fund intends to write (sell) may be either “European-style” options, which may be exercised only during a specified period of time just prior to the expiration date, or “American-style” options, which may be exercised at any time between the date of purchase and the expiration date.

NACM does not intend to write uncovered call options on behalf of the Fund. The Fund’s written call options on individual stocks will be “covered” because the Fund will hold the underlying stock in its portfolio throughout the term of the option. The Fund will “cover” its written index call option positions by either segregating liquid assets in an amount equal to the contract value of the index or by entering into offsetting positions. The Fund will not write options with respect to individual stocks that are not held in the Fund’s portfolio (i.e., “naked” options).

In addition to writing call options pursuant to the Proposed Option Strategy, the Fund may also purchase and write (sell) put options on equity indexes and individual securities, principally in an effort to protect against or partially offset market declines affecting the international equity portfolio and mainly with respect to the non-U.S. portion of the international equity portfolio. Put options are contracts that give the holder of the option, in return for the payment of a premium, the right to sell to the writer (seller) of the option the security underlying the option or to receive a payment based on the value of an equity index at a specified exercise price at any time during the term of the option.

Proxy

NICHOLAS-APPLEGATE INTERNATIONAL & PREMIUM STRATEGY FUND
COMMON SHARES

PROXY IN CONNECTION WITH THE SPECIAL MEETING OF
SHAREHOLDERS TO BE HELD ON NOVEMBER 12, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE FUND

The undersigned holder of common shares of Nicholas-Applegate International & Premium Strategy Fund, a Massachusetts business trust (the “Fund”), hereby appoints Lawrence G. Altadonna, Thomas J. Fuccillo and Brian S. Shlissel, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Shareholders of the Fund (the “Special Meeting”) to be held at 9:30 a.m., Eastern Time, November 12, 2008 at the offices of Allianz Global Investors Fund Management LLC, 1345 Avenue of the Americas (between West 54th and West 55th Streets), 49th Floor, New York, New York 10105, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Special Meeting and otherwise to represent the undersigned with all powers possessed by the undersigned as if personally present at such Special Meeting. The undersigned hereby acknowledges receipt of the Notice of Meeting and accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Special Meeting.

IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE MANNER DIRECTED ON THE REVERSE SIDE HEREOF, AND WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS MADE REGARDING THE APPROVAL OF THE AMENDED AND RESTATED PORTFOLIO MANAGEMENT INCLUDED IN THE PROXY STATEMENT, SUCH VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” SUCH PROPOSAL.

Please refer to the Proxy Statement for a discussion of the approval of the Amended and Restated Portfolio Management Agreement.

The undersigned acknowledges receipt with this proxy card of a copy of the Notice of Special Meeting of Shareholders and the Proxy Statement.

Shareholder signature	Date

Joint Owner signature (if any)	Date

NOTE:  Please sign this proxy exactly as your name(s) appear(s) on the books of the Fund. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

NICHOLAS-APPLEGATE INTERNATIONAL & PREMIUM STRATEGY FUND

COMMON SHARES

Please mark votes as in this example:  ☒

The Board of Trustees recommends a vote “FOR” the approval of the Amended and Restated Portfolio Management Agreement.

1.	Approval of an Amended and Restated Portfolio Management Agreement relating to the Fund between Allianz Global Investors Fund Management LLC and Nicholas-Applegate Capital Management LLC.

FOR ☐                    AGAINST ☐                     ABSTAIN ☐

2.	To vote and otherwise represent the undersigned on any other business that may properly come before the Special Meeting or any adjournments or postponements thereof, in the discretion of the proxy holder(s).

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE HEREOF AND

RETURN THE SIGNED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.